Exhibit 10.23

This amended and restated promissory note (this “Note”) has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. No transfer, sale or other disposition of this Note may be made unless a registration statement with respect to this Note has become effective under said Act, and such registration or qualification as may be necessary under the securities laws of any state has become effective, or the Maker (as defined below) has been furnished with an opinion of counsel satisfactory to the Maker that such registration is not required.

Payments of principal and interest in respect of this Note are subordinated to payments of certain other indebtedness of the Maker, as set forth herein.

AMENDED AND RESTATED PROMISSORY NOTE

Louisville, Colorado

$1,000,000	March 27, 2013 (the “Issue Date”)

FOR VALUE RECEIVED, the undersigned, REAL GOODS SOLAR, INC., a Colorado corporation (“Maker”), PROMISES TO PAY TO THE ORDER OF                         , a             , or its registered assigns (the “Payee”), the sum of ONE MILLION DOLLARS ($1,000,000), in lawful money of the United States of America, together with interest on the unpaid principal amount, all in accordance with the provisions stipulated herein.

Interest shall accrue on the principal amount of this Note at the rate of ten percent (10.0%) per annum, compounded annually, calculated based on a 360-day year, and accruing daily from the Issue Date until repaid, and shall be due and payable on the Maturity Date (as defined below).

All unpaid principal and all accrued but unpaid interest shall mature and become due and payable in full on the earlier of April 26, 2014 or the occurrence of a Proceeding (the “Maturity Date”). For the purposes of this Note, a “Proceeding” shall mean either (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Maker or such person’s debts, or of a substantial part of such person’s assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or for a substantial part of such person’s assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered or (b) Maker shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or for a substantial part of such person’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

If Maker completes a sale of at least $50,000 of the Maker’s capital stock (the “Equity Financing”), then the all or any portion of the principal and interest owing on this Note will, at the option of the Payee, be converted into securities of the class or classes of equity securities of Maker issued in the Equity Financing, at the same purchase price as paid by other purchasers in the Equity Financing and effective as of the close of business on the closing date of the Equity Financing. If this any portion of this Note is converted pursuant to this paragraph, the portion so converted will be deemed cancelled without any further action by Maker or Payee.

If Maker fails to make payment of the principal and all interest owing on this Note within 10 days of when due, then the Payee will have the option to acquire an undivided 50% interest in Maker’s real estate located in Hopland, California (including all land and buildings) in exchange for cancellation of such principal and interest. This option is conditioned upon (1) the approval of Maker’s disinterested directors (namely Kam Mofid, Bob Scott, and John Schaeffer), and (2) Silicon Valley Bank’s consent. Upon meeting these conditions, this option may be exercised by Payee by providing written notice to Maker at any time prior to midnight on the 20th day following the Maturity Date. If Payee exercises this option, Maker and Payee will cooperate in good faith to execute and deliver appropriate real estate transfer documents to effect the transfer of such 50% interest to Payee on customary terms and conditions (including with respect to pro-rations of taxes and other expenses related to the property).

Payee will have all rights and remedies of a creditor at law or in equity. All rights and remedies available to Payee under this Note shall be cumulative of and in addition to all other rights and remedies granted to Payee at law or in equity.

Maker agrees, and Payee by accepting this Note agrees, that this Note, and the indebtedness evidenced hereby, including all principal and interest (the “Subordinated Obligations”), shall be subordinate and junior in right of payment to the prior payment in full in cash of all indebtedness for borrowed money (the “Senior Obligations”) owed by Maker to any lenders unaffiliated with Maker (the “Senior Lenders”), and that such subordination of the payment of the Subordinated Obligations to the payment in full of the Senior Obligations shall be subject to customary subordination terms reasonably acceptable to such Senior Lenders, including the following:

(a) the subordination provisions shall be effective and apply to the Subordinated Obligations until such time as (i) the Senior Obligations shall be repaid in full in cash and (ii) all commitments of the Senior Lenders to make loans or other credit extensions to or on behalf of Maker shall expire or terminate (the “Senior Obligations Termination”); and

(b) notwithstanding any provision in this Note to the contrary, prior to the earlier of the Maturity Date and the Senior Obligations Termination, Payee shall not ask, demand, sue for, take or receive from Maker or any other person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, and Maker shall not repay, or cause to be repaid, any or all of the Subordinated Obligations, except under customary terms reasonably acceptable to the Senior Lenders.

Subject to the foregoing provisions, Maker shall have the right to prepay this Note at any time without premium or penalty, provided that payments will be applied first to accrued and unpaid interest on the principal amount and the balance, if any, to the reduction of principal.

No modification, amendment, termination, or cancellation of any provision of this Note shall be valid and binding, unless it be in writing and signed by Maker and Payee. No failure or delay on the part of Payee in exercising any right, power or privilege hereunder and no course of dealing between Maker and Payee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

This Note is issued in replacement of and substitution for, but not in repayment of, the Promissory Note, dated as of December     , 2012, in the original principal amount of $1,000,000.

This note represents the final agreement between Maker and Payee and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between Maker and Payee. There are no unwritten oral agreements between Maker and Payee.

This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado.

MAKER: REAL GOODS SOLAR, INC.

By:
Name:
Title:

Acknowledged and Agreed:

PAYEE:

By:
Name:
Title: